Exhibit 10.10

SUPPLY AGREEMENT

THIS AGREEMENT, made and entered into as of the 11th day of October, 2007 by and between ACCLARENT, Inc., a Californian corporation having its principal place of business at 1525-B O’Brien Drive, Menlo Park, CA 94025, U.S.A. and ASAHI INTECC USA, INC., a Californian corporation having its place of business at 2500 Red Hill Avenue, Suite 210 Santa Ana, California 92705, U.S.A. (“ASAHI”)

WITNESSETH THAT:

WHEREAS, ACCLARENT wishes to purchase certain cable tubes (“Cable Tubes”) for manufacturing a sinus guidewire system named by ACCLARENT as the Relieva Luma™ Sinus Illumination System, and

WHEREAS, ASAHI wishes to supply Cable Tubes to ACCLARENT on a continuous basis.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreement herein contained, the parties agree as follows:

Article 1 (Prices)

(1)	The prices of Cable Tubes offered to ACCLARENT by ASAHI shall be denominated in US Dollars and on a basis of [****] (as defined in Incoterms 2000 http://www.iccwbo.org/incoterms/id3040/index.html). That means [****] shall be responsible for shipping costs and the timeframes associated with shipping components from Japan or Thailand. Title to Cable Tubes shall pass to ACCLARENT upon [****].

(2)	The prices of Cable Tubes offered to ACCLARENT by ASAHI shall be mutually agreed by any individual contract(s) between both parties hereto.

Article 2 (Orders)

(1)	On or before the [****] day of each month, ACCLARENT shall furnish ASAHI with a written rolling forecast of Cable Tubes Products for the following [****] calendar months (e.g. forecast for [****] shall be furnished on or before [****]). Such a written rolling forecast shall [****].

(2)	ACCLARENT may place an order by sending its order form either by airmail, e-mail or facsimile transmission to ASAHI at least [****] weeks prior to the requested delivery date. No order shall bind on ASAHI unless and until finally confirmed and accepted by ASAHI’s written acceptance. ASAHI shall respond to ACCLARENT within [****] days after its receipt of the order as to whether the order is accepted or rejected.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Article 3 (Payments)

Payment for Cable Tubes shall be made by ACCLARENT by Telegraphic Transfer (“T/T”) remittance or corporate checks within net [****] days after the date of shipment of the Cable Tubes. If ACCLARENT fails to make payment on the due date, ACCLARENT shall pay a late charge calculated by applying a rate of [****] per annum for the delayed period on the amount of overdue payment. The remittance charge incurred of the remitting bank shall be borne by the payer, and the remittance charge of receiving bank shall be borne by the payee.

Article 4 (Limitation of Warranty)

(1)	ASAHI warrants that Cable Tubes will be free from defect in materials and workmanship and, if stored, used, and maintained properly, will meet the specifications (See Attachment #1 - Acclarent specification [****]) agreed by both parties at the time of delivery to ACCLARENT shall inspect and examine all the incoming Cable Tubes within [****] days from the delivery by ASAHI. ACCLARENT may return defective Cable Tubes during the period of [****] days from the delivery by ASAHI. When ASAHI receives returned defective Cable Tubes, ASAHI shall, [****].

(2)	THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(3)	The specifications as of the date of this Agreement shall be attached hereto. Any changes to the specifications must be communicated and agreed to by both parties.

(4)	ASAHI shall provide ACCLARENT with a certificate of conformance to the specifications for all Cable Tubes purchased by ACCLARENT.

(5)	Per quality requirements, ACCLARENT may audit ASAHI’s facilities and have access to non-proprietary documentation with advance notice of that.

Article 5 (Use of Cable Tubes)

ACCLARENT shall inform ASAHI of ACCLARENT’s intention to use Cable Tubes for any purpose other than manufacturing the sinus guidewire system previously and without delay.

Article 6 (Product liability)

(1)	ASAHI and its affiliates including ASAHI JAPAN shall not be liable for personal injury or other accidents caused by Cable Tubes.

(2)	ACCLARENT shall indemnify and hold harmless ASAHI and its affiliates including ASAHI JAPAN against any liabilities, damages, claims, losses, costs and expenses (including legal fees) arising from any product liability claim for Cable Tubes.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Article 7 (Insurance)

ACCLARENT shall [****] keep in full force and effect, during the term of this Agreement plus [****] years after termination or expiration of this Agreement, reasonable amounts of insurance to cover [****].

Article 8 (Intellectual property)

(1)	ACCLARENT acknowledges that any and all intellectual property rights whether registered/applied for or not including, but not limited to, patent rights, utility model rights, design patent rights, trademarks, trade name and copyrights in connection with Cable Tubes, remain to be sole properties of ASAHI JAPAN. If any invention, creation, improvement, or modification is made, conceived of, or acquired by ACCLARENT based on or utilizing the above mentioned intellectual property rights of ASAHI JAPAN (“Improved Inventions”), ACCLARENT shall forthwith inform ASAHI of that and shall determine the attribution of ownership and handling manners of intellectual property rights to such Improved Inventions through mutual agreement with ASAHI and/or ASAHI JAPAN on a case by case basis separately from this Agreement.

(2)	If either party becomes aware of an infringement or receives any notice of infringement on a third party’s intellectual property right with respect to Cable Tubes, such party shall forthwith notify the other party of that and shall consult the other party in good faith about the settlement. Unless otherwise agreed in writing by the parties hereto, (i) ASAHI (and/or ASAHI JAPAN) shall settle the problem at its own expenses and liabilities if the problem occurs [****], and (ii) ACCLARENT shall settle the problem at its own expenses and liabilities if the problem occurs [****]. Provided, however, the problem which occurs from Improved Inventions shall be settled by the party who has the ownership thereof at its expenses and liabilities.

(3)	Subject to ASAHI’s prior express written consent, ACCLARENT may use or may have a third party use trademark, brand name or name of ASAHI and/or ASAHI JAPAN for distribution of products using Cable Tubes.

Article 9 (Confidentiality)

(1)	Either party shall keep in strict confidence any and all documents such as materials, technical data, and manual and any other information expressly indicated “confidential” or the like and furnished by the other party in connection with the sale of Cable Tubes hereunder during the term of this Agreement and also for [****] after any termination of this Agreement. Any information or material, marked or labeled as “confidential”, “proprietary”, or the like, which the party has been furnished with or has received or has had access to prior to execution of this Agreement also shall be treated in accordance with this paragraph.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(2)	Disclosure of ACCLARENT’s confidential information by ASAHI to its affiliates including ASAHI JAPAN on a need to know basis for the purpose of this Agreement shall not be construed as a breach of Article 9(1).

(3)	Either party shall return such documents and information received from the other party without omission at the time of any termination of this Agreement.

Article 10 (Termination)

(1)	Either party may forthwith terminate this Agreement for any of the following reasons by giving written notice only:

(a)	Bankruptcy or insolvency of the other party or its controlling shareholder(s);

(b)	Voluntary or involuntary liquidation of the other party or its controlling shareholder(s);

(c)	Petition in bankruptcy or for corporate reorganization or for any similar relief of debtor is filed by or against the other party or its controlling shareholder(s); or

(d)	Merger, acquisition, business transfer, changes in the controlling shareholder(s) or other similar restructuring of business of the other party.

(2)	If either party defaults in any of the provisions of this Agreement and does not cure such default within thirty (30) days after receipt of the notice given by the other party requesting such party to cure the default, the other party may terminate this Agreement at any time after the said period.

Article 11 (Effect of termination or expiration)

(1)	Neither party shall, by reason of termination or expiration of this Agreement, be relieved of or from any obligation or liability which may have accrued under this Agreement as of the date of termination thereof or from any obligation or liability which may thereafter accrue by reason of acts or omissions occurring prior to such termination.

(2)	ASAHI may [****], by written notice to ACCLARENT.

(3)	Articles 3, 4, 5, 6, 7, 8, 9, 11, 13, 14, 15, 16, 17, 18, 19, 20, 21, and 22 shall survive termination or expiration.

Article 12 (Term)

This Agreement shall be effective for three (3) years from the date of execution first above written; provided, however, if neither party specifically expresses its desire to terminate this Agreement in writing at least twelve (12) months prior to the expiration of the then-operative term of this Agreement, the term of this Agreement shall be extended as-is for another one (1) year.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Article 13 (Jurisdiction)

Each party hereto irrevocably agrees that the Federal and/or State Courts (as applicable) for the State of California, United States of America, located in Los Angeles County, have exclusive jurisdiction to settle any dispute and/or controversy of whatsoever nature arising out of or relating to this Agreement.

Article 14 (Governing law)

This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of California, United States of America.

Article 15 (Waiver)

(1)	No delay or failure of each party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver thereof.

(2)	No single or partial exercise of any such right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy.

Article 16 (Severability)

Should any provisions of this Agreement be determined to be unenforceable or prohibited by applicable law, such provision shall be ineffective only to the extent of the such unenforceability or prohibition without invalidating either the remainder of such provision or the remaining provisions of this Agreement.

Article 17 (Alteration and amendments)

This Agreement shall not be altered or otherwise amended except by an instrument in writing signed by both parties.

Article 18 (Assignment)

Neither party shall assign or attempt to assign or transfer any or all of the rights granted under this Agreement to any other person or party.

Article 19 (Force Majeure)

In the event that a delay or failure of a party to comply with any obligation created by this Agreement is caused by Force Majeure condition, that obligation shall be suspended during the continuance of the Force Majeure condition. For the purpose of this Agreement, the term “Force Majeure” shall mean any event beyond the control of the parties, including, without limitation, fire, flood, epidemics, strikes, riots, civil commotions, warlike conditions, war, embargoes, and governmental actions or decrees.

Article 20 (Headings)

The headings of this Agreement and respective Article hereof are used for convenience only and shall not affect in any way the construction of the provisions to which they refer.

Article 21 (Notice)

(1)	All notices to given hereunder shall be in writing with English and sent by airmail, telex, or facsimile to the addresses stated above or to such addresses as are notified in writing by the parties hereto.

(2)	All notices shall be deemed to have been given on the day when dispatched by telex or facsimile or, if deposited m post, seven (7) days thereafter.

Article 22 (Entire Agreement)

This Agreement constitutes the entire agreement between the parties and supersede any prior agreement or understandings, whether oral or written between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused their duly authorised representatives to execute this Agreement in duplicate on the date first written above.

ACCLARENT, Inc.:		ASAHI INTECC USA, INC.:

By:	/s/ Greg Garfield	By:	/s/ Yoshinori Terai
Name:	Greg Garfield	Name:	Yoshinori Terai
Title:	VP Corporate Development	Title:	President & CEO

ATTACHMENT #1

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.